UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒ Definitive Information Statement

SOUL AND VIBE INTERACTIVE INC.

(Name of Registrant as Specified In Its Charter)

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Richard Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

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SOUL AND VIBE INTERACTIVE INC.

6548 South Big Cottonwood Canyon Road, Suite 200

Salt Lake City, Utah 84121

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about April 25, 2016 to the shareholders of record on April 18, 2016 (the “Record Date”) of Soul and Vibe Interactive Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holder of a majority of the voting power of the outstanding capital stock of the Company, dated as of April 8, 2016. The actions to be taken pursuant to the written consent may be taken on or about May 16, 2016, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Peter Anthony Chiodo

President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holder of a majority of the voting power of the outstanding capital stock of the Company dated April 18, 2016, in lieu of a special meeting of the shareholders.

1.	To authorize (but not require) the Board of Directors of the Company (the “Board”) to effectuate a reverse split (the “Reverse Split”) of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), by a ratio of not less than one (1) for one hundred (100) and not more than one (1) for one hundred fifty (150) (the “Ratio”), with the exact Ratio to be set at a whole number within this range as determined by the Board in its sole discretion.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of April 18, 2016 (the “Record Date”), the Company's authorized capitalization consisted of 750,000,000 shares of Common Stock, of which 324,290,212 shares were issued and outstanding and 10,000,000 shares of Preferred Stock authorized, of which 130,000 were issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.   However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of April 18, 2016 have voted in favor of the foregoing action by resolution dated April 8, 2016, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the effectuating the reverse split will be taken, if at all, on or about May 16, 2016.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company's shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding common stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the authorization (but not requirement) of the Board of Directors of the Company (the “Board”) to effectuate a reverse split of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), by a ratio of not less than one (1) for one hundred (100) and not more than one (1) for one hundred fifty (150) (the “Ratio”), with the exact Ratio to be set at a whole number within this range as determined by the Board in its sole discretion (the “Action”).

Who is Entitled to Notice?

Each holder of outstanding shares of Common Stock, as of the Record Date will be entitled to notice of the Action. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of stock voted in favor of the Action.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following Action:

1.	To authorize (but not require) the Board of Directors of the Company (the “Board”) to effectuate a reverse split (the “Reverse Split”) of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), by a ratio of not less than one (1) for one hundred (100) and not more than one (1) for one hundred fifty (150) (the “Ratio”), with the exact Ratio to be set at a whole number within this range as determined by the Board in its sole discretion.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the shares of the Company’s Common Stock outstanding on the Record Date is required for approval of the Action. A majority of the voting power of the outstanding shares of Common Stock have been voted in favor of the Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 324,290,212 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and address (1)	Shares of Common Stock	Percent of Common Stock	Shares of Series B Preferred Stock	Percent of Series B Preferred Stock	Percent of Capital Stock
Peter Anthony Chiodo	71,417,048(2)	18.05%	130,000 (3)	100%	64.58%

(1)	The address for Mr. Chiodo is c/o the Company at 6548 South Big Cottonwood Canyon Road, Suite 200, Salt Lake City, Utah 84121.
(2)	Consists of (i) 5,480 shares of common stock, (ii) 71,311,568 shares of common stock that are beneficially owned by Mr. Chiodo pursuant to his employment agreement and (iii) shares underlying a presently exercisable warrant to purchase 100,000 shares of our Common Stock.
(3)	Each share of Series B Preferred Stock carries the vote of 4,000 shares of our Common Stock.

ACTION I

TO AUTHORIZE THE BOARD OF DIRECTORS TO

EFFECTUATE THE REVERSE SPLIT OF COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions permitting, but not requiring, the Board of Directors of the Company (the “Board”) to effectuate a reverse split (the “Reverse Split”) of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), by a ratio of not less than one (1) for one hundred (100) and not more than one (1) for one hundred fifty (150) (the “Ratio”), with the exact Ratio to be set at a whole number within this range as determined by the Board in its sole discretion.

The Reverse Split would permit (but not require) the Company’s Board of Directors to effect a Reverse Split of the Company’s issued and outstanding Common Stock by the Ratio, with the exact Ratio to be set at a whole number within this range as determined by the Board in its sole discretion, within one year of approval by the shareholders of the Company, provided that the Board of Directors determines to effect the Reverse Split.

The Board of Directors reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effectuating a Reverse Split, with the approval of a majority of the Company’s voting shareholders, with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below.  Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Split is effectuated and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

In addition, the Company has been required to reserve a substantial number of shares for issuance upon conversion of certain outstanding debt instruments. While the Company is presently able to satisfy the requisite number of shares of Common Stock to be reserved under the terms of the debt instruments, if the market price of such shares were to fall significantly, it may no longer be able to do so. While the Company could seek to increase its authorized shares of common stock to ameliorate this situation, management of the Company believes that such an action would not be likely to either positively affect the market price of the Common Stock or constitute a long-term solution to the Company’s present predicament. In addition, the Company has filed a registration statement on Form S-1 in connection with a common stock purchase agreement entered into with Beaufort Capital Partners, LLC; the Company believes that it would have to increase the number of its shares of Common Stock available for issuance pursuant to that registration statement. Other than as set forth above, the Company has no present intention of issuing any shares of its Common Stock, provided, however, that it may be required to issue additional debt instruments that may be convertible into shares of Common Stock.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Based on 324,290,212 shares of Common Stock issued and outstanding as of April 18, 2016, immediately following the Reverse Split the Company would have approximately 3,242,903 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the Ratio were one (1) for one hundred (100) and approximately 2,161,945 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the Ratio were one (1) for one hundred fifty (150).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Split, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the OTCQB, subject to any decision of the Company’s Board of Directors to list the Company’s securities on a stock exchange.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Articles. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under the Company’s Articles, the Company’s authorized capital stock consists of 750,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its shareholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Reverse Split will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-K filed on April 1, 2016, which includes audited financial statements for the years ended December 31, 2015, and December 31, 2014, including the financial statements included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

April 25, 2016

Peter Anthony Chiodo

Chief Executive Officer

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